EXHIBIT 8.1

List of Subsidiaries of Trina Solar Limited (the “Registrant”)

As of December 31, 2012

Name of Entity	Country of Incorporation	Ownership Interest
Changzhou Trina Solar Energy Co., Ltd.	China	100%
Top Energy International Limited	Hong Kong	100%
Trina Solar Korea Limited	Korea	100%
Trina Solar (Singapore) Pte. Ltd.	Singapore	100%
Trina Solar (Luxembourg) Holdings S.A.R.L.	Luxembourg	100%
Trina Solar (U.S.) Inc.	United States	100%
Trina Solar (U.S.) Holding Inc.	United States	100%
Trina Solar (Germany) GmbH	Germany	100%
Trina Solar (Schweiz) AG	Switzerland	100%
Trina Solar (Luxembourg) S.A.R.L.	Luxembourg	100%
Trina Solar (Spain) S.L.U.	Spain	100%
Trina Solar (Italy) S.r.l.	Italy	100%
Trina Solar (Japan) Limited	Japan	100%
Trina Solar Energy Development Pte. Ltd.	Singapore	100%
Trina Solar (Hong Kong) Enterprise Limited	Hong Kong	100%
Trina Solar (Changzhou) Science and Technology Co., Ltd.	China	100%
Trina Solar Energy (Shanghai) Co., Ltd.	China	100%
Trina Solar (U.S.) Development LLC	United States	100%
TP-CA-SOUTH LLC	United States	100%
Trina Solar (Australia) Pty Ltd.	Australia	100%
Trina Solar Middle East Limited	United Arab Emirates	100%
Trina Solar (Italy) Development SPA	Italy	100%
Trina Solar (France) SAS	France	100%
Upper Deerfield TP1 LLC	United States	100%
Upper Deerfield Solar LLC	United States	100%
LightBeam Power Company Gridley Main, LLC	United States	100%
Placer Solar, LLC	United States	90%
Lucania S.r.l.	Italy	100%
Yan Cheng Trina Solar Science & Technology Co.,Ltd	China	100%
Changzhou Trina PV Electricity Generation Sys Ltd	China	100%
GWF Henrietta Solar	United States	100%
Jiangsu Trina Solar Electric Power Development Co., Ltd.	China	100%
Trina Solar (Chile) SPA	United States	100%
Wu Wei Trina Solar Electricity Generation Pte Ltd	China	100%
LightBeam Power Company Gridley Main Two LLC	United States	100%
Top Sun 1 srl	Italy	100%
Top Sun 2 srl	Italy	100%
Trina Solar (Malaysia) SDN.BHD	Malaysia	100%
Trina Solar (United Kingdom) Limited	United Kingdom	100%
Trina Solar (Canada) Inc.	Canada	100%